CONFIDENTIAL Thumb Green Project Discussion Materials May 21, 2003

assumptions . of Company completeness and letter Company Any by the SG Cowen of due engagement and Board of provided or completion and Management valuation qualifications . of the or respects for the benefit and use Directors accuracy herein. errors therein or information verified any of such exclusively provided with such matters. set forth herein and does not information, of an independently connection execution limitations or any other matter. limitations, for the information securities prepared purposes or any other person. as to the as, an opinion, Company warranty committee, in all material is not for the benefit of, and does not convey and and Board of legal or tax advice to the construed accurate and may not be used for any other purpose or Management financial, its conditions, relied upon presentation qualifications Company, discussion consent, Company, advisors in or in the We have not of the representation omissions professional . and and has been any information complete securities providing internal confidential This assumptions, Cowen’s . of the quoted or referred to at any time, in any manner or for any solely for “Company”) Directors appropriate would be subject to, among other things, disseminated, and shall not be . prepared constitute, recommendation and any other we have, with your available of SG Company appropriate by SG Cowen to the approval presentation, herein is recommendation herein, or for any were contained reproduced, to, any holder of contained SG Cowen is not to retain materials and Board of remedies any and all liability which may be based on such . Company or is subject to the therefrom does not Management disclaims of SG Cowen with respect to the DISCLAIMER presentation presentation recommendation valuation this and have relied on it being information information following discussed, preparing information, a of Green Thumb (the and other publicly constitute omissions by SG Cowen, SG Cowen and the Directors Company expressly diligence between The In The of the be purpose without our prior written consent. any rights or This SG Cowen makes no express or implied the advises the This opinion, that SG Cowen may deem Project Green Thumb

Key EBITDA multiples do not adjust for relative asset impacts ability to get paid a high growth multiple today—nature of operations require more ongoing CAPEX than comparable - P/E ratio EBITDA multiple - - - determining the correct basis for a premiums analysis Premium analysis Discounted Cash Flow analysis Leveraged Buyout analysis Precedent Transactions Premium analysis Precedent Transactions Comparable Company Comparable Company - Private market —— Public market —— $50 million real estate valuation utilizing an 11% capitalization rate Rent expense growth of 2.5% per annum Illiquid stock High relative asset intensity companies No new store growth until 2005 Precedent transactions and public companies intensity or owned vs. leased real estate In order to assess a range for Green Thumb, we used several methodologies and applied them to both a private market scenario and a public market scenario · · The analyses were prepared using the Company’s 5 year projections Given that some buyers may monetize the Company’s real estate assets, we analyzed the transaction using a second scenario (“B”)            , which is pro-forma for a sale/leaseback. assumptions for this sale/leaseback transaction are: · · A number of key relative considerations should be noted: · · · · OVERVIEW ? ? ? ? Project Green Thumb

$25.00 . multiple $20.00 . scenario rate at 5.2x exit discount /leaseback $15.00 to 20% based on sale multiple $10.00 analysis indicates rate at 3.7x exit discount “B” . $5.00 structure ANALYSIS based upon 25% real estate analysis current $0.00 Analysis ACQUIROR analysis A analysis B A analysis B Scenario Scenario Scenario Scenario Cash Flow Buyout based on Premium analysis Discounted Acquiror Flow Cash indicates Leveraged PRIVATE Discounted Private 90-day “A” Range for Note: Note: Thumb Project Green

Project
Green Thumb

PREMIUMS PAID ANALYSIS – PRIVATE BUYERS

Public Restaurant Company Premium Analysis – Private Buyers

(6-year Precedent Transaction Analysis)

		Precedent Restaurant Transactions				
	Number of Deals	One day Premium	30 day Premium	60 day Premium	90 day Premium	180 day Premium
Min	15	(10.3%)	(12.8%)	(23.8%)	(31.9%)	(48.5%)
Max	15	36.2%	49.3%	58.9%	119.0%	81.0%
Mean	15	8.0%	14.6%	20.5%	27.1%	14.6%
Median	15	6.2%	15.2%	23.8%	25.0%	6.8%

	Stock Price				
	Today 5/19/2003	30 days prior 4/19/2003	60 days prior 3/20/2003	90 days prior 2/18/2003	180 days prior 10/21/2002
LTUS	$8.62	$10.49	$8.98	$10.05	$10.50
Min	7.74	9.15	6.84	6.84	5.40
Max	11.74	15.66	14.27	22.01	18.19
Mean	9.31	12.03	10.82	12.77	11.52
Median	9.15	12.09	11.12	12.56	10.74

	Average Stock Price			
	30 days	60 days	90 days	180 days
LTUS	$9.31	$9.16	$9.28	$10.09
Mean	10.67	11.04	11.80	11.57
Median	10.73	11.34	11.60	10.78

	Average Stock Price by Weighted Average Volume			
	30 days	60 days	90 days	180 days
LTUS	$9.25	$8.72	$9.13	$10.03
Mean	10.61	10.51	11.60	11.50
Median	10.66	10.80	11.41	10.72

SG
SG Cowen

STRUCTURE ESTATE 9.4% 9.8% 36.9 92.6 20.3 41.7 6.5 77.7 5.2x 36.9 78.6 18.6 97.3 41.7 6.5 62.1 9.57 - 18.0% 14.2% 5.2x 192.0 112.9 11.82 192.0 03 07 CAGR 20 20 . $ $ $ $ $ $ 2003 1.6 .6 6.5 6.5 REAL 36.9 15.8 21.1 (9.0) 12.1 15.8 6 4.9x 36.9 87.2 20.3 41.7 72.3 4.9x 36.9 74.1 18.6 92.7 41.7 57.5 8.89 7 $315.5 (22.9) 180.9 107.5 11.44 180.9 30, 200 September $ $ $ $ $ $ $ CURRENT $279.9 33.2 14.9 18.3 (7.8) 10.5 14.9 (20.1) 1.1 6.4 4.6x 36.9 169.8 81.9 20.3 102.2 41.7 6.5 67.0 10.52 4.6x 36.9 169.8 69.6 18.6 88.2 41.7 6.5 53.0 8.14 006 2 close sale/leaseback) $ $ $ $ $ $ $ 20.0% 25.0% $252.8 29.9 14.3 15.6 (6.7) 9.0 14.3 (16.6) 0.8 7.5 4.3x 36.9 158.8 76.6 20.3 96.9 41.7 6.5 61.6 9.60 4.3x 36.9 158.8 65.0 18.6 83.7 41.7 6.5 48.5 7.44 005 - 2 $ $ $ $ $ $ $            simultaneous ANALYSIS 27.0 14.3 12.7 (5.4) 7.3 14.3 (13.6) 1.8 9.8 4.0x 36.9 147.7 71.2 20.3 91.5 41.7 6.5 56.3 8.68 4.0x 36.9 147.7 60.5 18.6 79.1 41.7 6.5 43.9 7.58 04 $237.6 20 $ $ $ $ $ $ $            applicable, (a) 25.4 14.5 10.9 (4.6) 6.3 14.5 1.5 9.0 3.7x 36.9 65.9 20.3 86.2 41.7 6.5 51.0 7.87 3.7x 36.9 56.0 18.6 74.6 41.7 6.5 39.4 6.80 FLOW Projected 136.6 136.6 03 $220.5 (13.2) Analysis 20 $ $ $ $ $ $ $ and, if . company forecasts data) CASH EBITDA Flow share of Company Capital (purchase on Unadjusted DISCOUNTED Cash per zati ng except Amortization Amorti Multiple Multiple 30, tures n Worki transactions Discounted ue ue ptember Expendi i and ents ents millions (Increase) ue Val Equival ue Val Equival on and Estate ows ows EBITDA Val erprise EBITDA Val erprise data as per Depreciati and Terminal ty Value Terminal ty Value Projected Se al Free Cash Flow ce Per Share ce Per Share

Depreciation EBITDA EBITDA Ending Rate Rate Decrease/ Unlevered Real Discount Terminal Discount Terminal Assumes Revenues nal Value nal Value EBITDA Owned ied Ent ied Equi ied Pri ied Ent ied Equi ied Pri us: Cash & us: Cash & ar Less: Taxes Plus: Less: Capit (US$            in Ye EBIT EBIAT (b) 2007 Termi PV of PV of Free Cash Fl Impl Less: Total Debt Pl Impl Impl 2007 Termi PV of PV of Free Cash Fl Impl Less: Total Debt Pl Impl Impl (a) Thumb Project Green

Project
Green Thumb

DISCOUNTED CASH FLOW ANALYSIS – SALE/LEASEBACK

Discounted Cash Flow Analysis

(US$ in millions except per share data)

		Projected (a)				CAGR 2003 -
Year Ending September 30,	2003	2004	2005	2006	2007	2007
Revenues	$220.5	$237.6	$252.8	$279.9	$315.5	9.4%
EBITDA	25.4	21.5	24.3	27.4	31.0	5.1%
Depreciation and Amortization	14.5	14.3	14.3	14.9	15.8	
EBIT	10.9	7.2	10.0	12.5	15.2	8.7%
Less: Taxes	(4.6)	(3.1)	(4.3)	(5.3)	(6.5)	
EBIAT (b)	6.3	4.1	5.7	7.2	8.7	6.9%
Plus: Depreciation and Amortization	14.5	14.3	14.3	14.9	15.8	
Less: Capital Expenditures	(13.2)	(13.6)	(16.6)	(20.1)	(22.9)	
Decrease/ (Increase) in Working Capital	1.5	1.8	0.8	1.1	1.6	
Unlevered Free Cash Flow		**$ 6.6**	**$ 4.3**	**$ 3.1**	**$ 3.2**	

Leased Real Estate and Unadjusted EBITDA						
Discount Rate			20.0%			
Terminal EBITDA Multiple	3.7x	4.0x	4.3x	4.6x	4.9x	5.2x
2007 EBITDA	$ 31.0	$ 31.0	$ 31.0	$ 31.0	$ 31.0	$ 31.0
Terminal Value	114.7	124.0	133.3	142.6	151.9	161.2
PV of Terminal Value	55.3	59.8	64.3	68.8	73.2	77.7
PV of Free Cash Flows	11.9	11.9	11.9	11.9	11.9	11.9
Implied Enterprise Value	67.2	71.6	76.1	80.6	85.1	89.6
Less: Total Debt	41.7	41.7	41.7	41.7	41.7	41.7
Plus: Cash & Equivalents	56.5	56.5	56.5	56.5	56.5	56.5
Implied Equity Value	$ 82.0	$ 86.4	$ 90.9	$ 95.4	$ 99.9	$ 104.4
Implied Price Per Share	$ 12.56	$ 13.33	$ 14.11	$ 14.11	$ 14.77	$ 15.54
Discount Rate			25.0%			
Terminal EBITDA Multiple	3.7x	4.0x	4.3x	4.6x	4.9x	5.2x
2007 EBITDA	$ 31.0	$ 31.0	$ 31.0	$ 31.0	$ 31.0	$ 31.0
Terminal Value	114.7	124.0	133.3	142.6	151.9	161.2
PV of Terminal Value	47.0	50.8	54.6	58.4	62.2	66.0
PV of Free Cash Flows	11.0	11.0	11.0	11.0	11.0	11.0
Implied Enterprise Value	57.9	61.7	65.6	69.4	73.2	77.0
Less: Total Debt	41.7	41.7	41.7	41.7	41.7	41.7
Plus: Cash & Equivalents	56.5	56.5	56.5	56.5	56.5	56.5
Implied Equity Value	$ 72.7	$ 76.5	$ 80.3	$ 84.2	$ 88.0	$ 91.8
Implied Price Per Share	$ 11.51	$ 11.62	$ 12.28	$ 12.94	$ 13.60	$ 14.25

Assumes transactions (purchase of company and, if applicable, simultaneous sale/leaseback) close September 30, 2003.

(a) Projected data as per Company forecasts.
(b) EBIAT represents earnings before interest, after tax.

SG
SG Cowen

Project
Green Thumb

LEVERAGED BUYOUT ANALYSIS – CURRENT REAL ESTATE STRUCTURE

Share Price with Exit Multiple and Sponsor Equity IRR

		Exit Multiple of EBITDA			
		3.7x	4.2x	4.7x	5.2x
Sponsor Equity IRR	30.0%	$ 10.60	$ 11.58	$ 12.02	$ 12.99
	35.0%	$ 10.16	$ 11.00	$ 11.60	$ 12.12

Leveraged Buyout Model - 4.2x Exit Multiple at 35% Sponsor Equity IRR

Transaction Assumptions and Multiples			
Transaction Date	09/30/03	Exit Date	09/30/07
Equity Premium	27.6%	Interest on Cash Balances	2.0%
Implied Share Purchase Price	$11.00	Interest on Revolver	6.0%
Diluted Shares (Common + CSEs) Outstanding	6.3	Interest on Capital Leases	9.0%
Equity Purchase Price	$69.8	Legal/Advisory Fees	2.0%
Aggregate Value	$105.0		
LTM EBITDA (GAAP)	$25.4	**Acquisition Agg. Value / LTM EBITDA**	**4.1x**

Debt Assumptions			
New Sr. Debt as a Multiple of LTM EBITDA	2.5x	New Mezz. Debt as a Multiple of LTM EBITDA	1.0x
New Senior Debt	$63.5	New Mezzanine Debt	$25.4
Fee (%) on Senior Debt	2.0%	Fee (%) on Mezzanine Debt	2.0%
Interest Rate on Senior Debt	8.5%	Interest Rate on Mezzanine Debt	12.0%
Amortization Period (Yrs) for Senior Debt	7.0	Total Return on Mezzanine Debt	20.0%
		Equity to Mezzanine Investor	16.2%

SG
SG Cowen

Project
Green Thumb

LEVERAGED BUYOUT ANALYSIS – SALE/LEASEBACK

Share Price with Exit Multiple and Sponsor Equity IRR

		Exit Multiple of EBITDA			
		3.7x	4.2x	4.7x	5.2x
Sponsor Equity IRR	30.0%	$ 13.42	$ 14.24	$ 14.63	$ 15.00
	35.0%	$ 12.84	$ 13.53	$ 14.22	$ 14.63

Leveraged Buyout Model - 4.2x Exit Multiple at 35% Sponsor Equity IRR

Transaction Assumptions and Multiples			
Transaction Date	09/30/03	Exit Date	09/30/07
Equity Premium	57.0%	Interest on Cash Balances	2.0%
Implied Share Purchase Price	$13.53	Interest on Revolver	6.0%
Diluted Shares (Common + CSEs) Outstanding	6.5	Interest on Capital Leases	9.0%
Equity Purchase Price	$87.6	Legal/Advisory Fees	2.0%
Aggregate Value	$72.8		
LTM EBITDA (GAAP)	$25.4	**Acquisition Agg. Value / LTM EBITDA**	**2.9x**

Debt Assumptions			
New Sr. Debt as a Multiple of LTM EBITDA	2.0x	New Mezz. Debt as a Multiple of LTM EBITDA	0.0x
New Senior Debt	$50.8	New Mezzanine Debt	$0.0
Fee (%) on Senior Debt	2.0%	Fee (%) on Mezzanine Debt	2.0%
Interest Rate on Senior Debt	8.5%	Interest Rate on Mezzanine Debt	12.0%
Amortization Period (Yrs) for Senior Debt	7.0	Total Return on Mezzanine Debt	0.0%
		Equity to Mezzanine Investor	0.0%

SG
SG Cowen

$25.00 $20.00 . scenario $15.00 sale/leaseback $10.00 based on analysis indicates $5.00 “B” . structure ANALYSIS $0.00 analysis A analysis B A analysis B A analysis B Scenario Scenario Scenario Scenario Scenario Scenario Analysis ACQUIROR Premium Transaction P/E EBITDA Company based on current real estate Company analysis Acquiror Precedent 90-day Comparable indicates Comparable PUBLIC Public “A” Note: Thumb Project Green

Project
Green Thumb

PREMIUMS PAID ANALYSIS – PUBLIC BUYERS

Public Restaurant Company Premium Analysis

(6-year Precedent Transaction Analysis)

		Precedent Restaurant Transactions				
	Number of Deals	One day Premium	30 day Premium	60 day Premium	90 day Premium	180 day Premium
Min	19	(3.0%)	15.8%	16.2%	(1.0%)	(38.5%)
Max	19	89.5%	108.1%	108.1%	125.2%	91.8%
Mean	19	30.9%	52.3%	52.8%	45.0%	32.9%
Median	19	29.0%	49.2%	43.7%	44.2%	40.7%

	Stock Price				
	Today 5/19/2003	30 days prior 4/19/2003	60 days prior 3/20/2003	90 days prior 2/18/2003	180 days prior 10/21/2002
LTUS	$8.62	$10.49	$8.98	$10.05	$10.50
Min	8.36	12.15	10.44	9.95	6.46
Max	16.33	21.83	18.69	22.63	20.14
Mean	11.29	15.98	13.72	14.57	13.95
Median	11.12	15.65	12.90	14.49	14.78

	Average Stock Price			
	30 days	60 days	90 days	180 days
LTUS	$9.31	$9.16	$9.28	$10.09
Mean	14.18	13.99	13.45	13.41
Median	13.88	13.15	13.38	14.20

	Average Stock Price by Weighted Average Volume			
	30 days	60 days	90 days	180 days
LTUS	$9.25	$8.72	$9.13	$10.03
Mean	14.10	13.33	13.23	13.33
Median	13.80	12.53	13.16	14.12

SG
SG Cowen

Project
Green Thumb

PRECEDENT TRANSACTION ANALYSIS

Precedent Transaction Analysis

(US$ in millions except per share data)

	LTM EBITDA	
	Mean	St. Dev.
Precedent Transactions	5.2x	1.5x

Current Real Estate Structure

	Mean Range	
LTUS	3.7x	5.2x
LTM EBITDA	$25.4	$25.4
Implied Enterprise Value	94.4	132.1
Net Debt	35.2	35.2
Implied Equity Value	$59.2	$96.9
Basic Share Out (mm)	5.8	5.8
Common Share Equiv. (mm)	0.0	0.5
Diluted Shares (mm)	5.8	6.3
Implied Price Per Share	$10.22	$15.46

Sale/ leaseback

	Mean Range	
LTUS	3.7x	5.2x
LTM EBITDA (adjusted)	$19.9	$19.9
Implied Enterprise Value	74.0	103.5
Net Debt	(14.8)	(14.8)
Implied Equity Value	$88.8	$118.2
Basic Share Out (mm)	5.8	5.8
Common Share Equiv. (mm)	0.4	0.6
Diluted Shares (mm)	6.2	6.4
Implied Price Per Share	$14.33	$18.43

Note: Adjusted EBITDA scenario assumes all 22 owned units are leased at an 11% cap rate, based on $50 million land value. Enterprise Value assumes land was sold for cash with no associated transaction costs.

Precedent Transaction Analysis includes 11 deals.

SG Cowen

Month NA NA NA NA NA NA 44.4% 34.6% (b) (11.4%) Market 1 NA NA NA NA NA NA 52.2% 32.0% 23.8% Paid to 1 Week Premiums NA NA NA NA NA NA 32.1% 38.6% 11.8% 1 Day NA NA NM NA NA NA 6.8x 7.1x 12.4x LTM EBIT Value/ EBITDA NM NA NA NA 6.2x 5.8x 3.9x 4.1x 5.8x Enterprise LTM Revenue 0.8x 0.8x 0.4x 0.5x NA 0.7x 0.3x 0.5x 0.6x LTM EBITDA Margin 13.7% 13.0% 3.2% NA NA NA 8.7% 11.2% 10.0% LTM A A 5) A A A N N ($1. N N N 5.5 24.1 5.8 LTM EBIT EBITDA $26.0 13.0 3.8 NA NA NA 9.7 41.9 12.5 LTM 0 0 9 0 1 1 3 8 Revenue NA 100. 119. 60. 170. 111. 375. 125. ANALYSIS LTM $190. Enterprise 0 0 5 0 NA 5 8 4 1 (a ) $160. 75. 45. 28. 123. 37. 171. 72. Value Transactions 0 0 5 0 5 5 8 6 9 Equity Value $160. 75. 45. 28. 18. 123. 37. 179. 76. TRANSACTION data) M&A of FISH) / ) share of AVDO) / (f (division / (LNY) (LNY) (LNY) (division Hawn Restaurants Restaurants Restaurants Goldner & Co. Sherrill Restaurant & Pub Restaurants per Restaurant Schmick’s d) ( Inc. (VRES) / Financial, Harlan Restaurants (CHUX) (BUCA) e) Rosser, Seafood Seafood Seafood ( except / & (PJAM) / Testa’s ILFO) / O’Charley’s Steak House / McCormick FleetBoston ( Bruckman, Acquiror America Group PRECEDENT Target/ Saltgrass Landry’s Landry’s Landry’s Investor Fornaio Muer Corp. / VICORP A. Ninety Nine Chart House C. Vinny BUCA, Inc. BRS & Castle PJ Il millions 1/28/2003 10/4/2002 8/1/2002 2/19/2002 1/14/2002 8/22/2001 8/27/2001 5/14/2001 7/17/2001 Closed Selected Date Announced 10/29/2002 9/11/2002 5/20/2002 2/19/2002 12/17/2001 3/23/2001 2/15/2001 11/16/2000 $            in 6/9/2001 (US Date Thumb Project Green

Month 43.1% 13.0% 27.4% NA NA NA NA 15.1% NA (b) Market 1 60.8% 57.6% 27.4% NA NA NA NA 17.6% NA Paid to 1 Week Premiums 33.3% 60.0% 14.2% NA NA NA NA 18.5% NA 1 Day 10.1x 16.5x 7.4x 21.7x NA NA 6.3x 12.4x 5.6x LTM EBIT Value/ . offer). 11/16/00 EBITDA 5.7x 2.4x 4.7x 8.0x NA NA 4.5x 6.2x NA original LTM Enterprise date of Revenue 0.8x 0.2x 0.6x 0.6x 0.7x NA 0.5x 0.7x 0.6x announcement LTM 1 week prior to NA NA NA Margin 13.2% 8.9% 12.1% 7.8% 12.0% 10.8% to price original LTM EBITDA premium 4 A A $17. 3.5 73.2 6.0 N N 8.0 8.6 10.6 a 60% prior to LTM EBIT . announcement NA NA NA EBITDA $30.6 23.7 116.2 16.2 11.0 17.2 per share ( LTM to stock price 1 week transaction 2 2 8 0 0 0 1 9 premium Revenue 265. 961. 209. 230. NA 92. 160. 96. $231. sales. ANALYSIS LTM closed at $17.00 restaurant ultimately for $8.75 per share. reflects bought Enterprise 2 5 6 0 0 NA 0 5 0 (a) 57. 541. 130. 150. 50. 106. 59. mpany $175. days prior to Deal eventually price Value trading announcement 7 9 4 3 0 NA 0 0 0 Transactions 73. 50. 83. 53. Equity $120. 592. 119. 138. was Value and 20 Company . . to expenses days Schmick’s Premium rding to ratio of co trading TRANSACTION . 3/23/01 acco / FOOD) price 1 week before offer. & . Restaurants and McCormick statement income day, 5 ( g) of trading data) management / division Callender’s) of $12.60 to Specialty 3/27/01 from (Sagebrush, in Proxy M&A / EBITDA price 1 $8.00 per share on opinion share / market (BREW) (LNY) g and non-cash from $14 to $12 per share. Restaurants & Co. L.P. (Management) of APPB) . recurrin AVDO’s decrease & other Sherrill sponsors fairness (Chairman) Inc. Partners, (division price on Restaurants (UNO) / Grp. purchase Rio Bravo and Restaurant Capital, ( h) per / Group (Marie Restaurant ) to the to between tender offer of (BOCB) of PRDM) / Rosser, Restaurant premium contribution Corp. Breweries Cantina financial division / Seafood Capital all non- original from Restaurant Biersch Spencer Iseman Childs original comes except Harlan Bottom Inc. excludes for price allocated Café (RAIN) / Bruckmann, W. Capital, J. a Claremont ( Rainforest Inc. Acquiror - Carousel represent PRECEDENT Target/ Landry’s Buffets, Caxton Wilshire Gordon represents EBITDA over information premium EBIT Uno Aaron El Torito ( Castle Big River Rock RB Rio Bravo Chevy’s from to adjust Revenue, expenses premium merger millions 11/15/1999 10/12/1999 equity value plus net debt (total debt less cash). 20% 7/31/2001 12/1/2000 10/2/2000 6/28/2000 1/25/2000 8/16/1999 4/13/1999 presents paid a presents Closed perating in italics Financial Premium Assumes Amended Selected Date Names Reflects LTM Re Re UNO O Announced 10/25/2000 11/15/1999 10/8/1999 $            in 9/26/2000 6/5/2000 3/28/2000 9/13/1999 3/19/1999 2/10/1999 (US Date Notes: (a) (b) (c) (d) (e) (f) (g) (h) Thumb Project Green

Project
Green Thumb

COMPARABLE COMPANY ANALYSIS – P/E ANALYSIS

Selected Restaurant Company Analysis

(US$ in millions except per share data)

	2004 P/E Ratio [a]	
	Mean	St. Dev.
Comparable Companies	10.2x	2.7x

Current Real Estate Structure

	Mean Range	
	7.4x	10.2x
LTUS		
2004E Earnings	$5.5	$5.5
Implied Equity Value	$40.7	$55.6
Basic Share Out (mm)	5.8	5.8
Common Share Equiv. (mm)	0.0	0.0
Diluted Shares (mm)	5.8	5.8
Implied Price Per Share	$7.03	$9.59

Sale/ leaseback

	Mean Range	
	7.4x	10.2x
LTUS		
2004E Earnings [b]	$7.1	$7.1
Implied Equity Value	$52.9	$72.3
Basic Share Out (mm)	5.8	5.8
Common Share Equiv. (mm)	0.0	0.2
Diluted Shares (mm)	5.8	6.0
Implied Price Per Share	$9.14	$12.04

(a) Comparable Company 2004 P/E Ratio based on calendar year. LTUS2004E Earnings based on fiscal year.

(b) Assumes Company closes $50 million sale/ leaseback on 9/30/03 and uses entire proceeds to retire all debt outstanding at end of FY'03 ($41.1 million). Excess cash is reinvested at 2.0% Assumes no pre-payment penalty on early retirement of debt.

Note: Adjusted EBITDA scenario assumes all 22 owned units are leased at an 11% cap rate, based on $50 million land value. Enterprise Value assumes land was sold for cash with no associated transaction costs.

Comparable companies include: AFCE, BNHNA, BUCA, CMPP, JBX, LNY, LUB, PIC, PZZA, PZZI, RUBO, RYAN, SALD, SNS, SWRG.

SG
SG Cowen

Project
Green Thumb

COMPARABLE COMPANY ANALYSIS – EBITDA ANALYSIS

Selected Restaurant Company Analysis

(US$ in millions except per share data)

	LTM EBITDA Mean	LTM EBITDA St. Dev.
Comparable Companies	5.3x	1.5x

Current Real Estate Structure

	Mean Range 3.7x	Mean Range 5.3x
LTUS		
LTM EBITDA	$25.4	$25.4
Implied Enterprise Value	94.7	134.0
Net Debt	35.2	35.2
Implied Equity Value	$59.5	$98.8
Basic Share Out (mm)	5.8	5.8
Common Share Equiv. (mm)	0.0	0.5
Diluted Shares (mm)	5.8	6.3
Implied Price Per Share	$10.26	$15.73

Sale/ leaseback

	Mean Range 3.7x	Mean Range 5.3x
LTUS		
LTM EBITDA (adjusted)	$19.9	$19.9
Implied Enterprise Value	74.2	105.0
Net Debt	(14.8)	(14.8)
Implied Equity Value	$89.0	$119.8
Basic Share Out (mm)	5.8	5.8
Common Share Equiv. (mm)	0.4	0.6
Diluted Shares (mm)	6.2	6.4
Implied Price Per Share	$14.36	$18.65

Note: Adjusted EBITDA scenario assumes all 22 owned units are leased at an 11% cap rate, based on $50 million land value. Enterprise Value assumes land was sold for cash with no associated transaction costs.

Comparable companies include: AFCE, BNHNA, BUCA, CMPP, JBX, LNY, LUB, PIC, PZZA, PZZI, RUBO, RYAN, SALD, SNS, SWRG.

SG Cowen

Project
Green Thumb

COMPARABLE COMPANY ANALYSIS

Selected Restaurant Company Analysis

(US$ in millions except per share data)

Ticker	Company Name	Price 5/20/2003	52 Week Low	52 Week High	FD Mkt Cap	Enterprise Value [a]	(Debt-Cash)/ Ent. Value	Enterprise Value [a] / LTM Rev	Enterprise Value [a] / LTM EBITDA	Enterprise Value [a] / LTM EBIT	PE Ratios [b] 2003E	PE Ratios [b] 2004E	5-Year SGR [b]	PE % of SGR [b] 2003E	PE % of SGR [b] 2004E
Quick Service Restaurants															
AFCE	AFC Enterprises	$16.74	$11.30	$33.30	$506.0	$713.2	29.1%	1.1x	5.6x	7.5x	9.6x	8.0x	20.0%	48.1%	40.1%
JBX	Jack In The Box	20.17	14.25	33.70	736.8	1,030.0	28.5%	0.5x	4.9x	7.4x	10.0x	9.0x	11.0%	91.2%	82.2%
						Mean	28.8%	0.8x	5.2x	7.4x	9.8x	8.5x	15.5%	69.7%	61.1%
Quick Service Restaurants - Specialty															
PZZA	Papa John's	$23.21	$21.85	$35.19	$415.5	$527.3	21.2%	0.6x	4.8x	6.7x	9.6x	8.8x	14.0%	68.2%	63.0%
PZZI	Pizza Inn	1.75	0.68	2.99	17.6	29.5	40.2%	0.5x	3.6x	4.4x	NA	NA	0.0%	NA	NA
RUBO	Rubio's Restaurants	5.03	4.20	9.74	45.7	36.6	NM	0.3x	4.0x	9.5x	15.2x	11.7x	25.0%	61.0%	46.8%
SNS	Steak N Shake	12.71	8.75	15.90	342.2	521.8	34.4%	1.1x	7.1x	10.6x	14.1x	12.5x	13.0%	108.6%	96.1%
						Mean	32.0%	0.6x	4.9x	7.8x	13.0x	11.0x	13.0%	79.3%	68.7%
						Median	34.4%	0.5x	4.4x	8.1x	14.1x	11.7x	13.5%	68.2%	63.0%
Casual Dining/Buffets															
LNY	Landry's Restaurants	$18.95	$15.05	$27.45	$541.6	$784.1	30.9%	0.8x	7.0x	11.6x	10.7x	9.5x	15.0%	71.4%	63.2%
LUB	Luby's	2.26	0.95	6.99	50.8	150.4	66.2%	0.4x	8.2x	NM	NM	NA	20.0%	NA	NA
PIC	Piccadilly Cafeterias	0.94	0.60	3.85	10.2	44.9	77.2%	0.1x	2.3x	12.7x	NA	NA	0.0%	NA	NA
RYAN	Ryan's Family Steakhouse	12.29	9.85	18.67	538.9	733.0	26.5%	0.9x	6.2x	8.5x	10.6x	9.8x	10.0%	105.9%	97.5%
SALD	Fresh Choice	1.65	1.21	2.64	9.8	14.0	29.8%	0.2x	4.7x	NM	NA	NA	0.0%	NA	NA
						Mean	46.1%	0.5x	5.7x	10.9x	10.7x	9.6x	9.0%	88.7%	80.4%
						Median	30.9%	0.4x	6.2x	11.6x	10.7x	9.6x	10.0%	88.7%	80.4%
Full Service - Specialty															
BNHNA	Benihana, Inc.	$10.95	$8.95	$18.91	$96.2	$119.2	18.7%	0.6x	5.2x	7.5x	9.4x	8.2x	15.0%	62.9%	54.7%
BUCA	Buca	5.99	4.83	20.20	100.0	136.8	26.9%	0.6x	5.1x	10.7x	15.0x	12.0x	25.0%	59.9%	47.9%
CMPP	Champps	5.07	4.37	13.65	64.5	82.0	21.3%	0.5x	5.5x	10.7x	8.2x	6.5x	25.0%	32.7%	26.2%
SWRG	Smith & Wollensky	4.19	3.06	7.26	39.0	43.5	10.4%	0.5x	NM	NM	34.9x	16.8x	22.0%	158.7%	76.2%
						Mean	19.3%	0.6x	5.2x	9.6x	16.9x	10.9x	21.8%	78.6%	51.2%
						Median	20.0%	0.5x	5.2x	10.7x	12.2x	10.1x	23.5%	61.4%	51.3%
						Overall Min	10.4%	0.1x	2.3x	4.4x	8.2x	6.5x	0.0%	32.7%	26.2%
						Overall Max	77.2%	1.1x	8.2x	12.7x	34.9x	16.8x	25.0%	158.7%	97.5%
						Overall Mean	33.0%	0.6x	5.3x	9.0x	13.4x	10.3x	14.3%	79.0%	63.1%
						Overall Median	28.8%	0.5x	5.1x	9.0x	10.6x	9.5x	15.0%	68.2%	63.0%
	Green Thumb	$8.66	$7.33	$14.50	$50.1	$85.3	41.3%	0.4x	3.0x	6.1x	11.7x	8.6x	15.0%	78.0%	57.2%

(a) Enterprise Value = Market Value of Equity + Net Debt + Minority Interest.
(b) From SG Cowen and First Call.

SG Cowen

Project
Green Thumb

COMPARABLE COMPANY ANALYSIS

Selected Restaurant Company Analysis

(US$ in millions except per share data)

			Size								Growth		Profitability			
		LTM	LTM				2003E [a]		2004E [a]		2003-2004		Margins			
Ticker	Company Name	Ended	Rev	EBITDA	EBIT	Net Inc	Rev	EPS	Rev	EPS	Rev	EPS	Gross	EBITDA	EBIT	Net
Quick Service Restaurants																
AFCE	AFC Enterprises	Oct-02	$641.8	$128.4	$94.8	$48.1	$575.3	$1.74	$690.4	$2.09	20.0%	20.0%	74.9%	20.0%	14.8%	7.5%
JBX	Jack In The Box	Apr-03	2,001.2	212.4	139.9	75.7	2,038.4	2.01	2,262.6	2.23	11.0%	11.0%	72.3%	10.6%	7.0%	3.8%
										Mean	15.5%	15.5%	73.6%	15.3%	10.9%	5.6%
Quick Service Restaurants - Specialty																
PZZA	Papa John's	Mar-03	$932.8	$110.0	$78.2	$44.7	$955.5	$2.43	$1,089.3	$2.63	14.0%	8.2%	56.6%	11.8%	8.4%	4.8%
PZZI	Pizza Inn	Dec-02	63.9	8.1	6.7	3.7	NA	0.00	NA	0.00	NA	NA	20.2%	12.7%	10.4%	5.9%
RUBO	Rubio's Restaurants	Mar-03	120.2	9.1	3.8	2.3	130.3	0.33	148.3	0.43	13.8%	30.3%	72.3%	7.6%	3.2%	1.9%
SNS	Steak N Shake	Apr-03	471.7	73.0	49.3	22.7	485.5	0.90	548.6	1.02	13.0%	13.0%	77.4%	15.5%	10.5%	4.8%
										Mean	13.6%	17.2%	56.7%	11.9%	8.1%	4.3%
										Median	13.8%	13.0%	64.5%	12.3%	9.4%	4.8%
Casual Dining/Buffets																
LNY	Landry's Restaurants	Mar-03	$952.2	$111.4	$67.4	$43.5	$1,096.3	$1.77	$1,196.5	$2.00	9.1%	13.0%	71.0%	11.7%	7.1%	4.6%
LUB	Luby's	Feb-03	389.1	18.4	(5.9)	(8.6)	NA	0.00	NA	0.00	NA	NA	72.5%	4.7%	NM	NM
PIC	Piccadilly Cafeterias	Apr-03	364.0	19.8	3.5	(5.3)	NA	0.00	NA	0.00	NA	NA	42.1%	5.4%	1.0%	NM
RYAN	Ryan's Family Steakhouse	Apr-03	775.1	118.9	86.6	49.1	804.8	1.16	852.6	1.26	5.9%	8.6%	64.8%	15.3%	11.2%	6.3%
SALD	Fresh Choice	Mar-03	76.5	3.0	(0.4)	(1.3)	NA	0.00	NA	0.00	NA	NA	77.6%	3.9%	NM	NM
										Mean	7.5%	10.8%	65.6%	8.2%	6.4%	5.4%
										Median	7.5%	10.8%	71.0%	5.4%	7.1%	5.4%
Full Service - Specialty																
BNHNA	Benihana, Inc.	Jan-03	$185.8	$22.9	$15.9	$10.1	$212.1	$1.16	NA	$1.33	NA	15.0%	75.7%	12.3%	8.6%	5.4%
BUCA	Buca	Mar-03	246.3	27.0	12.8	7.4	271.9	0.40	318.3	0.50	17.1%	25.0%	75.8%	11.0%	5.2%	3.0%
CMPP	Champps	Mar-03	176.1	15.0	7.6	5.5	205.8	0.62	NA	0.78	NA	25.0%	72.1%	8.5%	4.3%	3.1%
SWRG	Smith & Wollensky	Mar-03	80.8	0.6	(3.1)	(3.2)	89.9	0.12	NA	0.25	NA	108.3%	67.9%	0.8%	NM	NM
										Mean	17.1%	52.8%	71.9%	6.7%	4.8%	3.1%
										Median	17.1%	25.0%	72.1%	8.5%	4.8%	3.1%
										Overall Min	5.9%	8.2%	20.2%	0.8%	1.0%	1.9%
										Overall Max	20.0%	108.3%	77.6%	20.0%	14.8%	7.5%
										Overall Mean	13.0%	26.2%	65.5%	10.0%	7.5%	4.6%
										Overall Median	13.4%	16.5%	72.2%	10.8%	7.1%	4.7%
	Green Thumb	Mar-03	$216.6	$28.2	$14.0	$5.7	$225.8	$0.74	$247.3	$1.01	9.5%	36.5%	75.7%	13.0%	6.5%	2.6%

(a) From SG Cowen and First Call.

SG Cowen